                               SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT ("Sublease") is entered into as of June, 1998 by and between Sublandlord and Subtenant, each as defined below in Section A.

     A. THE PARTIES

     Sublandlord's Name and          Raytheon Engineers & Constructors, Inc.
     type of entity:                 a Delaware Corporation

     Sublandlord's Address           30 South 17th Street
     for Notices:                    Philadelphia, PA 19103
                                     ATT: Real Estate Operations Manager

     Sublandlord's Payment           Raytheon Engineers & Constructors, Inc.
     Address:                        P.O. Box 8500 - S5450
                                     Philadelphia, PA 19178

     Subtenant's Name and            Premier Research Worldwide, Ltd.
     type of entity:                 a Delaware Corporation

     Subtenant's Address             124 South 15th Street
     for Notices prior to            Philadelphia, PA 19102-3010
     Commencement Date:              ATT: Fred M. Powell

     Subtenant's Address             30 South 17th Street
     for Notices after               Philadelphia, PA 19103
     Commencement Date:              ATT: Fred M. Powell

     Prime Landlord's Name           Takaji Kobayashi and Takeshi Shiratori, as
     and type on entity              trustees of Shuwa Trust of Philadelphia, a
                                     Pennsylvania Business Trust

     Prime Landlord's address        c/o Shuwa Corporation of New York
     for Notices                     1330 Avenue of the Americas
                                     New York, N.Y. 10019

     B. DEFINITIONS AND BASIC TERMS

        The following definitions and basic terms shall have the indicated meanings when used in this Lease:

     0.1 Building:                   The building located on the land
                                     bounded by Ludlow Street, 17th Street,
                                     Ranstead Street and 18th Street,
                                     Philadelphia, Pennsylvania.

     0.2 Demised Premises:           Entire 8th and 9th floors of Building

     0.3 Property:                   The Building, the parcel of land upon
                                     which the Building is situated and any
                                     other improvements located thereon.

     0.4 Subtenant's Rentable        58,156 rentable square feet
         Square Feet:

     0.5 Total Rentable Square
         Feet in the Building:       587,637 rentable square feet

     0.6 Subtenant's Proportionate
         Share:                      9.9% which is the percentage
                                     obtained by dividing (i)
                                     Subtenant's Rentable Square
                                     Feet by (ii) the total Rentable
                                     Square Feet in the Building.

     0.7 Commencement Date:          The Commencement Date is defined in
                                     Section 2.1.

     0.8 Term:                       Commencing on the Commencement
                                     Date and ending at 5:00 PM on August
                                     30, 2005 subject to adjustment and
                                     earlier termination as provided in the
                                     Prime Lease.

     0.9 Base Rent:

                               BASE RATE SCHEDULE
                               ------------------
================================================================================

                     Base Rent/               Annual                 Monthly
     Year              Sq Foot              Base Rent               Base Rent
--------------------------------------------------------------------------------
1st Lease year         $13.00               $756,028               $63,002.33
commencing with
Commencement Date
--------------------------------------------------------------------------------
2nd lease year         $15.00               $872,340               $72,695.00
--------------------------------------------------------------------------------
3rd lease year         $18.00             $1,046,808               $87,234.00
--------------------------------------------------------------------------------
4th lease year until   $18.25             $1,061,347               $88,445.58
lease expiration
================================================================================

     0.10 Additional Rent:         Additional Rent is defined in Section
                                   3.2.

     0.11 Rental:                  Base Rent, Additional Rent and all other
                                   sums that Subtenant may owe to
                                   Sublandlord under this Sublease.

     0.12 Security Deposit:        See Section 4.

     0.13 Expense Stop/
          Base Year:               Base Year: 1998

     0.14 Tax Stop/
          Base Year:               Base Year: 1998

     0.15 Permitted Use:           General office use and no other (See
                                   Section 6 for further clarification).
     0.16 Tenant Improvement
          Allowance:               See Section 17.

     0.17 Option to Renew          None.

     0.18 Option to Terminate      None.

     0.19 Option to Expand         None

                             PRELIMINARY STATEMENT
                             ---------------------

             Whereas, a Lease Agreement was entered into on June 13, 1973, between Paul F. Hellmuth, Gorden E. Emerson, Jr., Robert C. Elder and John M. Hines as Trustees for Middle City Trust, as landlord (hereinafter called "Prime Landlord," including any successors and assigns), and Sublandlord, as tenant, for a portion of rentable floor area, consisting of 393,014 square feet, in the building known as 30 South 17th Street, Philadelphia, Pennsylvania (hereinafter called the "Building"). The Building is set on a parcel of land in Philadelphia bounded by Ludlow Street, 17th Street, Ranstead Street and 18th Street (hereinafter called the "Property"). The Property is more fully described in the Prime Lease.

             Whereas, the Lease Agreement has been amended by written amendments dated October 22, 1973; April 9, 1974; July 18, 1974; November 12, 1974; January 10, 1975; May 5, 1976; April 17, 1979; December 19, 1983; February 9, 1984 and
October 25, 1994. The aforesaid Lease Agreement of June 13, 1973, and the amendments thereto are hereinafter referred to as the "Prime Lease," a true (but expurgated as to financial terms) copy of which has been delivered to the Subtenant, and Subtenant hereby acknowledges receipt of same.

             Whereas, Subtenant desires to sublet from Sublandlord a portion of the premises covered by the Prime Lease, for the term, the rent and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations herein contained.

             NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto for themselves, their successors and assigns, hereby covenant and agree as follows:

             1. Subleasing of Demised Premises.

                1.1 Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord the entire 8th and 9th floors of the Building (which spaces are herein called the "Demised Premises"). For purposes of this Sublease, the Demised Premises shall be deemed to contain 58,156 rentable square feet.

                1.2 Sublandlord shall make available to Subtenant four (4) unreserved parking passes in the Building Parking Garage. Subtenant shall be responsible to pay the monthly fee associated with the use of the parking passes.

             2. Term.

                2.1 Demised Term. The term ("Demised Term") of this Sublease shall, commence on the earlier of (i) the date on which Subtenant, with Sublandlord's approval, shall take possession of the Demised Premises for the operation of its business therefrom, or (ii) November 1, 1998. The dates for the commencement and expiration of the Demised Term are referred to in this Sublease as the "Commencement Date" and the "Expiration Date", respectively.

                2.2 Confirmation of Commencement Date. When a Commencement Date has been established in accordance with subparagraph 2.1 hereof, Sublandlord and Subtenant shall, at the request of either, execute an instrument in form reasonably satisfactory to Sublandlord setting forth said Commencement Date.

                2.3 Recordation. This Sublease shall not be filed for record with the recorder's office of the county in which the Demised Premises are located.

                2.4 Notwithstanding the generality of the foregoing, in the event that Sublandlord has not made the Premises available to Subtenant on or before June 10, 1998 for Tenant to begin its Tenant Improvements (the "Outside Date") for any reason other than Prime Landlord's failure to grant its consent to this Sublease, then Subtenant shall thereafter have the option to terminate this Sublease by written notice delivered to Sublandlord at any time prior to the date that Sublandlord so makes the Premises available to Subtenant; and, in the event Subtenant timely delivers such notice (time being of the essence), this Sublease shall be deemed null and void, and Sublandlord shall thereupon promptly return all prepaid rent and security to Subtenant whereupon all further obligations of the parties hereto shall end.

             3. Base Rent, Additional Rent and Escalation.

                3.1 Subtenant shall pay to Sublandlord, commencing on the Commencement Date, in currency which at the time of payment is legal tender for public and private debts in the United States of America, the Base Rent, except that the first full monthly installment due under this Sublease is being paid on the signing of this Sublease. The Base Rent shall be payable in advance in monthly payments on the first day of each month in accordance with Base Rent Schedule set forth in Section B. 0.9., provided that the Base Rent shall be paid on a pro-rata basis for any partial month at the beginning or end of the Term. The Base Rent shall include all services called for in the Prime Lease such as janitorial, security, HVAC and normal electricity for normal business operations provided that Subtenant shall pay for any increases in the cost of such services as provided in Section 3.2 below. If the Prime Landlord has the right to impose additional charges with respect to the Demised Premises pursuant to Exhibit D,
Item VI of the Prime Lease, such electrical needs will be separately metered and paid for by Subtenant. Except as may be otherwise expressly provided for herein, Base Rent and all other amounts payable by Subtenant to Sublandlord under the provisions of this Sublease shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counter-claim or set-off of any amount or for any reason whatsoever. Base Rent and additional charges shall be paid to Sublandlord at the address of Sublandlord set forth in the preamble of this Sublease or to such other person and/or at such other address as Sublandlord may from time to time designate by notice to Subtenant. No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the stipulated Base Rent or additional charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment without prejudice to Sublandlord's right to recover the balance due or to pursue any other remedy available to Sublandlord.

                3.2 In addition to its obligation to pay Base Rent, Subtenant shall pay Subtenant's Proportionate Share of increases over the Base Year (as defined below) in the Real Estate Tax Payment and Operating Expenses (as such terms are defined or used in the Prime Lease) payable by Sublandlord with respect to the Demised Premises ("Additional Rent") pursuant to the Prime Lease except that for the purposes of this Agreement the Base Tax Year and the Base Expense Year shall be calendar year 1998.

                3.3 The sums for which Subtenant shall be liable pursuant to subparagraph 3.3 above shall be deemed additional rent and shall be payable by Subtenant to Sublandlord within thirty (30) days of the billing date. Such billing shall be accompanied by copies of such bills as Sublessor shall have received from Prime Landlord relating to such charges, and such supporting documents and data as Prime Landlord shall have provided Sublandlord.

                     3.3.1 At any time during each Lease Year (which shall be a calendar year unless otherwise defined in the Prime Lease), Sublandlord may furnish to Subtenant a written statement or statements (an "Estimate Statements") setting forth Sublandlord's reasonable estimate of the Operating Expense Payment for such Lease Year (the "Estimated Payment"). Provided that an Estimate Statement has been delivered to Subtenant fifteen (15) days prior to such date, Subtenant shall pay to Sublandlord on the first day of each month an amount equal to one-twelfth (1/12th) of the Estimated Payment for such Lease Year. If Sublandlord furnishes an Estimate Statement for a Lease Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which the Estimate Statement is furnished to Subtenant, Subtenant shall continue to pay to Sublandlord on the first day of each month an amount equal to the monthly sum payable by Subtenant to Sublandlord with respect to the next previous Lease Year; (ii) promptly after the Estimate Statement is furnished to Subtenant, Sublandlord shall give notice to Subtenant stating whether the amount previously paid by Subtenant to Sublandlord for the current Lease Year was greater or less than the installments of the Estimated Payment to be paid for the current Lease Year, and (a) if there shall be a deficiency, Subtenant shall pay the amount thereof within fifteen (15) days after demand therefor, or (b) if there shall have been an overpayment, Sublandlord shall credit against the next installments of the Base Rent and payments of Additional Rent payable under this Sublease, the amount of Subtenant's overpayment (or in the event that no additional Base Rent is due Sublandlord shall pay said overpayment directly to Subtenant; and
(iii) on the first day of the month following the month in which the Estimate Statement is furnished to Subtenant, and monthly thereafter throughout the remainder of the Lease Year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12th) of the Operating Expense Payment shown on the Estimate Statement. Any amount owing to Subtenant subsequent to the expiration or earlier termination of the Term shall be paid to Subtenant within fifteen (115) business days after a final determination has been made of the amount due to Subtenant. Subtenant's obligation for the Operating Expense Payment shall commence as of the Commencement Date. The Operating Expense Payment shall be prorated for any partial Lease Years in which the Commencement Date shall occur and the Term shall end.

                     3.3.2 Subtenant shall pay to Sublandlord any amounts owed with respect to Real Estate Taxes pursuant to Section 3.2 above when Sublandlord is required to pay such Real Estate Taxes to the Prime Landlord pursuant to
Section 2.6 of the Prime Lease. Subtenant's obligation for Real Estate Taxes shall commence as of the Commencement Date. The Real Estate Tax Payment shall be prorated for any partial Lease Years in which the Commencement Date shall occur and the Term shall end.

                     3.3.3 Within 15 days after receipt from Prime Landlord, Sublandlord shall furnish to Subtenant an annual statement or statements (the "Annual Statements ") setting forth the items constituting the Operating Expenses and/or Real Estate Taxes during such Lease Year, which Annual Statements shall be prepared based upon and accompanied by the statement of Operating Expenses and/or Real Estate Taxes received by Sublandlord from Prime Landlord. If the Annual Statements shows that the Operating Expense Payment (or other payments) for such Lease Year exceeded the Operating Expense Payment which should have been paid for such Lease Year, Sublandlord shall credit against the next installments of Base Rent and payments of Additional Rent payable under this Sublease, the amount of such excess; if the Annual Statement for such Lease Year shows that the Estimated Operating Expense Payment for such Lease Year was less than the Operating Expense Payment (or other payments) which should have been paid for such Lease Year, Subtenant shall pay the amount of such deficiency within fifteen (15) days after receipt of the Annual Statement. Any amount owing to Subtenant subsequent to the expiration or earlier termination of the Term shall be paid to Subtenant within fifteen (15) days after delivery of the final Annual Statement.

                     3.3.4 Each Annual Statement shall be conclusive and binding upon Subtenant unless, within six (6) months after receipt thereof, Subtenant shall notify Sublandlord that it disputes the correctness of the Annual Statement, specifying in reasonable detail based on the information available to Subtenant the manner in which the Annual Statement is claimed to be incorrect. If such notice is sent, provided Subtenant shall pay to Sublandlord the amount shown to be due to Sublandlord on the disputed Annual Statement, Sublandlord agrees to use reasonable efforts to enforce its rights under the Lease to dispute the correctness of the statements of Operating Expense and/or the Real Estate Taxes delivered by Prime Landlord to Sublandlord the cost of which dispute shall be equitably apportioned among Subtenant and such other subtenants of Sublandlord at the Building who also request that Sublandlord dispute such statements. Subtenant agrees to indemnify and hold Sublandlord harmless from and against any and all claims, costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys fees and disbursements. If Prime Landlord shall revise the statements of Operating Expense Payment and/or Real Estate Taxes disputed by Subtenant, Sublandlord shall deliver to Subtenant a revised Annual Statement, and an appropriate payment or credit by Sublandlord, or payment by Subtenant, as the case may be.

                3.4 Anything to the contrary notwithstanding, if Subtenant shall procure any additional services for the Demised Premises (such as those contemplated by Section 4.1.2 of the Prime Lease) from Prime Landlord, Subtenant shall pay for same at the rates charged therefor by Prime Landlord and shall make such payment at the same time it pays the Base Rent to Prime Landlord or Sublandlord as Sublandlord shall direct unless differently directed by the Prime Landlord. Any sums payable pursuant to this subsection shall be deemed Additional Rent and shall be collectible as such.

                3.5 All Base Rent, Additional Rent and all other costs, charges and sums payable by Subtenant hereunder (collectively, "Rental"), shall constitute rent under this Sublease, and shall be payable to Sublandlord at its address as set forth herein, unless Sublandlord shall otherwise so direct in writing (or unless otherwise directed to the extent permitted by Section 3.4 by the Prime Landlord.

                3.6 If Subtenant shall fail to pay within ten (10) days after due any installment of Rental, Subtenant shall pay to Sublandlord, in addition to such installment of Rental, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate (hereinafter defined) per annum on the amount unpaid, commencing from the date such payment was due to and including the date of payment. The "Applicable Rate" shall be the rate equal to the lesser of (a) two (2) percentage points above the then current rate publicly announced by Citibank, N.A. or its successor as its "base rate" (or such other term as may be used by Citibank, N.A. from time to time for the rate presently referred to as its "base rate") or (b) the maximum rate permitted by applicable law.

                3.7 Subtenant shall promptly pay the Rental as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever, except as expressly set forth herein, and, in the event of Subtenant's failure to pay the same when due (subject to grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non-payment of rent. Upon the request of Subtenant, Sublandlord shall reasonably consider taking action under
Section 8.8.2 of the Prime Lease provided that Subtenant shall, in addition to any other indemnity provided for herein, fully indemnify and hold Sublandlord harmless from any and all cost and expenses incurred by Sublandlord (including reasonable attorney fees) in complying with Subtenant's request.

                3.8 Sublandlord's failure during the Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under this Article 3 or under any other provisions of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender its rights to collect any Rental which may have become due pursuant to this Article 3 during the Term. Subtenant's liability for Rentals due under this Article 3 accruing during the Term shall survive the expiration or sooner termination of this Sublease.

                3.9 Subtenant shall pay to Sublandlord, upon the execution of this Sublease, the amount of Sixty Three Thousand Two Dollars and thirty three cents ($63,002.33) representing a prepayment of the first month's rental due under this Sublease.

             4. SECURITY DEPOSIT.

                4.1 On the date of execution of this Sublease by Subtenant, Subtenant shall deposit with Sublandlord, as security for Subtenant's obligations under this Sublease, a Letter of Credit (as hereinafter defined) or equivalent credit instrument (the "Equivalent Credit Instrument," and, collectively with Letter of Credit, the "Security Instrument") such as a certificate of deposit issued in the name of the Sublandlord, in the amount of Six Hundred Thousand Dollars ($600,000.00) (the "Security"). In the event that Subtenant seeks to use an Equivalent Credit Instrument as security, such Equivalent Credit Instrument shall (1) be issued by a bank acceptable to Sublandlord in its sole discretion, (2) shall have a liquidity that is cash equivalent as determined by Sublandlord in its sole discretion, and (3) at all times be in the possession of Sublandlord. Sublandlord shall have the right to draw upon such Security Instrument any number of times up to the aggregate amount equal to the face value of such of Security Instrument following a default by Subtenant beyond notice and any applicable cure period. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of the Sublease, the Security Instrument shall be returned to Subtenant promptly after the date fixed as the end of the Term and delivery of the entire possession of the Premises to Sublandlord in the condition required pursuant to the Sublease. In the event Sublandlord applies or retains any portion or all of the Security Instrument deposited, Subtenant shall, within ten
(10) days following written demand therefor, pay to Sublandlord, with interest, the amount so applied. Subtenant's failure to so pay such amount shall be deemed a default by Subtenant in the payment of any installment of Base Rent.

                4.2 The Letter of Credit shall be a clean, irrevocable, letter of credit ("Letter of Credit") issued by any bank which is a member of Philadelphia Clearing House Association (hereinafter referred to as the "Issuing Bank"), which Letter of Credit shall have a term of not less than one (1) year, be issued for the benefit of Sublandlord, be in the amount of the Security during the period commencing on the date of such Letter of Credit as deposited with Sublandlord and continuing through the Expiration Date. The Issuing Bank shall pay to Sublandlord or its duly authorized representative in one installment or in several partial installments an amount up to the face value of the Letter of Credit upon presentment of the Letter of Credit and a sight draft in the amount to be drawn and a letter signed by Sublandlord stating that Sublandlord is entitled to draw upon the Letter of Credit in the amount requested based on a default by Subtenant under the Sublease and, that any applicable notice and cure period has expired. Subtenant shall provide a replacement Letter of Credit no later than thirty (30) days prior to the expiration of the then existing Letter of Credit. A failure by Subtenant to provide a replacement Letter of Credit within the aforesaid period shall entitle Sublandlord to draw the face amount under the then existing Letter of Credit and shall constitute a default hereunder beyond any applicable cure period.

                4.3 Any proceeds drawn by Sublandlord under a Security Instrument shall be held by Sublandlord, to the extent that such proceeds are not applied to the satisfaction of any of Subtenant's obligations under this Sublease, as if the same were a cash security deposit.

                4.4 Notwithstanding the foregoing, in the event that Subtenant is not then in default of any term, condition or covenant of this Sublease, then the Security may be periodically reduced beginning with the Commencement Date on a straight line basis provided that the Security shall not be reduced to less than Sixty Three Thousand Nine Hundred Ninety Two Dollars and thirty three cents ($63,992.33) at the expiration of the Term. Provided that Subtenant is not in default under any of the terms or conditions of this Sublease, the balance of the Security Instrument shall be released or returned to Subtenant within thirty days after the expiration of the Term. All interest earned on the Certificate of Deposit accrues to the benefit of the Subtenant.

             5. Subordination to and Incorporation of the Lease.

                5.1 This Sublease is in all respects subject and subordinate to the terms and conditions of the Prime Lease (true and complete copies of which have been furnished by Sublandlord to Subtenant), and to all matters to which the Prime Lease are subject and subordinate. Subtenant shall indemnify Sublandlord for, and shall hold it harmless from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed or performed under the Prime Lease with respect to the Demised Premises to the extent same shall have been incorporated herein, or otherwise arising out of or with respect to Subtenant's use and occupancy of the Demised Premises from and after the Commencement Date. Sublandlord shall promptly provide Subtenant with a copy of any notice it receives from Prime Landlord with respect to any alleged breach and the same opportunity permitted by the Prime Lease to cure such breach provided that the time to cure shall in no event extend beyond the date that Sublandlord must effectuate any cure. Sublandlord shall indemnify Subtenant for, and shall hold it harmless from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees and disbursements, which may be sustained or incurred by Subtenant by reason of Sublandlord's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed or performed under the Prime Lease.

                5.2 Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Demised Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Prime Lease including but not limited to Sections 2.2 (first sentence only), 2.7 (as amended by the Seventh and Eighth Lease Amendments), 2.8, 2.9, 3.3, 3.4 (first paragraph), 3.6, 4.1.1, 4.1.2, 4.1.3, 4.1.5, 4.1.6, 4.1.7, 4.2, Article 5,
Article 6, Article 7, Article 8, Article 9 and Section 1 of the Ninth Lease Amendment and Sections 6(e) and 6(f) of the Tenth Lease Amendment are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublandlord being substituted for the "Landlord" under the Prime Lease, Subtenant being substituted for the "Tenant" under the Prime Lease, and Demised Premises being substituted for "Premises" under the Prime Sublease except that the following provisions of the Lease shall be deemed deleted therefrom and shall have no force and effect as between Sublandlord and
Subtenant: Article 1, Sections 2.1, 2.2 (except for the first grammatical paragraph), 2.4, 2.5, 2.6, 2.10, 3.1, 3.2, 3.4 (second paragraph), 3.6, 4.1.4.
5.6, 5.7 (except that with respect to Sections 5.6 & 5.7 Subtenant shall have all of the obligations to the Prime Landlord set forth therein) and Sections 3, 4 and 5 of the Tenth Amendment.

             6. Use: Quiet Enjoyment

                6.1 Subtenant shall use and occupy the Demised Premises for general office use and for no other purpose provided that general office use shall include a clinical testing laboratory but in no event shall any outpatient or inpatient testing, treatment or services be permitted nor shall animal testing or research be permitted.

                6.2 Subtenant shall not permit the occupancy of any space in the Building or Demised Premises for a use causing an unusually high degree of traffic through or abuse of the lobby, elevators or common use areas in excess of normal use for a first-class office building, or causing unusual concentration of persons in the lobby, elevators or common areas, or resulting in commotion, noise or generally disagreeable activities or conditions, or employing or engaged in activities which result in a denser use of space than customary in office buildings of the contemplated character of the Building provided that a clinical testing laboratory shall not be deemed a generally disagreeable activity.

                6.3 As long as Subtenant shall pay the Rental due hereunder and shall duly perform all the terms, covenants and conditions of this Sublease on its part to be performed and observed, Subtenant shall peaceably and quietly have, hold and enjoy the Demised Premises during the Term hereof, subject to the provisions of this Sublease.

                6.4 Sublandlord will not restrict Subtenant's access to the Demised Premises on a 24 hour seven day a week basis provided that nothing herein shall affect the rights of the Prime Landlord under the Prime Lease.

             7. Covenants with Respect to the Lease.

                7.1 Subtenant shall not do anything that would constitute a default under the Prime Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Prime Lease.

                7.2 The time limits set forth in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so) within five (5) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Prime Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Demised Premises or the use or occupancy thereof after receipt of same.

                7.3 Compliance with Laws. Subtenant shall at all times fully comply with all applicable laws, ordinances, rules and regulations of all governmental authorities ("Applicable Laws") with respect to its occupancy of the Demised Premises and the operation of its business conducted therein. At the request of Sublandlord,

Subtenant shall deliver copies of all permits, certificates and licenses evidencing Subtenants compliance with all Applicable Laws.

             8. Services and Repairs.

                8.1 Notwithstanding anything to the contrary contained in this Sublease or in the Prime Lease, Sublandlord shall not be required to provide any of the services that Prime Landlord has agreed to provide, whether specified in the Prime Lease or required by law, or furnish the electricity to the Demised Premises that Prime Landlord has agreed to furnish pursuant to the Prime Lease (or required by law), or make any of the repairs or restorations that Prime Landlord has agreed to make pursuant to the Prime Lease (or required by law), or comply with any laws or requirements of any governmental authorities with respect to the Demised Premises, or take any other action that Prime Landlord has agreed to provide, furnish, make, comply with, or take or, cause to be provided, furnished, made, complied with or taken under the Prime Lease, but Sublandlord agrees to use all diligent efforts as approved by Subtenant, at Subtenant's sole cost and expense, to obtain the same from Prime Landlord (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which might give rise to a default under the Prime Lease), and Subtenant shall rely upon, and look solely to, Prime Landlord for the provision, furnishing or making thereof or compliance therewith. If Prime Landlord shall default in the performance of any of its obligations under the Prime Lease, including its obligation to comply with environmental and other laws, Sublandlord shall, upon request and at the expense of Subtenant, timely institute and diligently prosecute any action or proceedings which Subtenant, in its reasonable judgment, deems meritorious, in order to have Prime Landlord make such repairs, furnish such electricity, provide such services or comply with any other obligation of Prime Landlord under the Prime Lease or as required by law. Subtenant shall indemnify and hold harmless Sublandlord from and against any and all such claims arising from or in connection with such request, action or proceeding unless resulting from an negligent act or omission of Sublandlord. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with any such claim, action or proceeding brought thereon. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be diminished, by reason of (i) the failure of Prime Landlord to keep, observe or perform any of its obligations pursuant to the Prime Lease unless such failure is due to Sublandlord's negligence or misconduct, or (ii) the acts or omissions of Prime Landlord, its agents, contractors, servants, employees, invitees or licensees. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by the Prime Landlord or otherwise, including, without limitation, heat, air conditioning, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any

(x) abatement, diminution or reduction of Subtenant's obligations under this Sublease, (y) constructive eviction, whether in whole or in part, or (z) liability on the part of the Sublandlord. The provisions of this Section 8 shall survive the expiration or earlier termination of the Term hereof.

             Notwithstanding anything herein to the contrary, if and to the extent that Sublandlord obtains an abatement or reduction in rent under the terms of the Prime Lease due to Prime Landlord's failure to deliver essential services to the Premises, then Subtenant shall be entitled to a corresponding abatement or reduction of rent under this Sublease.

             9. Consents.

                9.1 Sublandlord agrees that whenever its consent or approval is required hereunder, or where something must be done to Sublandlord's satisfaction, it shall not unreasonably withhold or delay such consent or approval; provided, however, that whenever the consent or approval of Prime Landlord or the lessor under a superior lease, or the mortgagee under a mortgage, as the case may be, is also required pursuant to the terms of the Prime Lease, if Prime Landlord or the lessor under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, Sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval. However, Sublandlord shall reasonably cooperate with Subtenant in obtaining such consent or approval. If Prime Landlord shall withhold its consent or approval in connection with this Sublease or the Demised Premises in any instance where, under the Prime Lease, the consent or approval of Prime Landlord may not be unreasonably withheld, Sublandlord, upon the request and at the expense of Subtenant, shall either (i) timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to dispute such action by Prime Landlord at the sole cost and expense of Subtenant, or (ii) permit Subtenant, to the extent allowable under the Prime Lease, to institute and prosecute such action or proceeding against Prime Landlord provided that Subtenant shall keep Sublandlord informed of its actions and shall not take any action which might give rise to a default under the Prime Lease.

                9.2 If Subtenant shall request Sublandlord's consent and Sublandlord has agreed, under the terms of this Sublease, that neither its consent nor its approval shall be unreasonably withheld, and Sublandlord shall fail or refuse to give such consent or approval, and Subtenant shall dispute the reasonableness of Sublandlord's refusal to give its consent or approval, such dispute shall be finally determined by a court of competent jurisdiction. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Sublease on the part of Sublandlord or Subtenant, the party ultimately prevailing in such litigation shall be entitled to costs of such litigation and to reasonable attorneys fees to be fixed by the court in such action or proceeding, including any appeal or appeals therefrom.

                10. Termination of Lease. If the Prime Lease is terminated by Prime Landlord pursuant to the terms thereof with respect to all or any portion of the Demised Premises prior to the Expiration Date for any reason whatsoever, including, without limitation, by reason of casualty or condemnation, this Sublease shall thereupon terminate with respect to any corresponding portion of the Demised Premises, and (unless such termination of the Prime Lease shall be as a result of Sublandlord's default thereunder or a voluntary surrender of the Demised Premises, other than a surrender of the Demised Premises permitted under the Prime Lease with respect to a termination of the Prime Lease by reason of casualty to or condemnation of the Demised Premises or the Building) Sublandlord shall not be liable to Subtenant by reason thereof. In the event of such termination, Sublandlord shall return to Subtenant that portion of the Rental paid in advance by Subtenant with respect to such portion of the Demised Premises, if any, prorated as of the date of such termination together with the Letter of Credit.

                11. Sublease, Not Assignment. Notwithstanding anything contained herein, this Sublease shall be deemed to be a sublease of the Demised Premises and not an assignment, in whole or in part, of Sublandlord's interest in the Prime Lease.

                12. Damage, Destruction, Fire and Other Casualty; Condemnation. In the event that 50% or more of the Demised Premises is destroyed by fire or other casualty such that Subtenant cannot use the Demised Premises for a period of at least six consecutive months then either Sublandlord or Subtenant upon thirty days written notice shall have the right to terminate this Sublease. In the event of said fire or other casualty, rent shall abate in proportion to the percentage of the Demised Premises Subtenant is unable to occupy.

                13. No Waivers. Failure by Sublandlord in any instance to insist upon the strict performance of any one or more of the obligations of Subtenant under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Sublandlord of any of Subtenant's defaults or breaches hereunder or of any of Sublandlord's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of Subtenant's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

                14. Notices. Any notice, statement, demand, consent, approval, advance or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "communications") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or certified mail, return receipt requested, posted in a United States post office station in the continental United States, or by reputable overnight delivery service, addressed to Sublandlord or Subtenant at their address first above written. All such communications shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed, in the case of personal delivery, or three (3) business days after the day so mailed or one (1) business day after overnight delivery service. Either party may, by notice as aforesaid, designate a different address or addresses for communications intended for it.

                15. Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than Cushman & Wakefield and Preferred Real Estate Advisors, Inc. (the "Brokers") concerning the execution and delivery of this Sublease. Each party hereto agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Section 15 being untrue. Sublandlord shall pay any brokerage commissions due to the Brokers pursuant to a separate agreement between Sublandlord and the Brokers. The provisions of this
Section 15 shall survive the expiration or earlier termination of the Term hereof.

                16. Renovation of the Demised Premises.

                    16.1 Subtenant Finish Architect/Subtenant Finish
Contractor.

                          16.1.1 Subtenant shall retain the services of a
qualified and experienced Subtenant finish architect (the "Subtenant Finish Architect") and other consultants as shall be reasonably necessary for the purposes of planning, designing and administering the design and construction of the Demised Premises for Subtenant occupancy. The Subtenant Finish Architect shall be responsible for the development, completion and submission of certain design and construction documentation for Subtenant's, Sublandlord's and Prime Landlord's review and approval as set forth herein.

                          16.1.2 Subtenant shall retain the services of a
qualified and experienced Subtenant finish general contractor (the "Subtenant Finish Contractor") and such other specialty contractors as shall be reasonably necessary for the purpose of constructing Subtenant finish work. The selection of the Subtenant Finish Contractor by Subtenant shall be subject to the approval of Sublandlord, which approval shall not be unreasonably withheld or delayed.

                    16.2 Determination of Subtenant's Space Requirement Program. Subtenant Finish Architect shall determine Subtenant's Space Requirement Program.

                         16.2.1 Based upon the requirements of Subtenant's Space
Requirement Program, the Subtenant Finish Architect shall develop and submit to Subtenant and Sublandlord "Subtenant's Test Fit Plan", which shall generally indicate the functional and organizational relationships of the Demised Premises, the location and size of said Demised Premises, all demising partitions, interior walls and doors, the location and configuration of office areas, the layout of typical furniture and other special conditions and requirements of Subtenant's space.

                         16.2.2 Upon completion of Subtenant's Test Fit Plan,
the Subtenant Finish Architect shall deliver copies of the completed Subtenant's Test Fit Plan to Subtenant and two (2) copies to Sublandlord. Sublandlord shall have one week to approve or reject Subtenant's Test Fit Plan.

                    16.3 Preparation and Approval of Subtenant Construction Documents.

                         16.3.1 Subtenant shall authorize the preparation of
Subtenant Construction Documents which documents shall be completed and delivered to Sublandlord. The Subtenant Construction Documents shall consist of one set of architectural drawings signed and sealed by a registered Pennsylvania architect. In addition, one set of signed and sealed engineered mechanical, electrical and plumbing drawings will be required if necessary. Sublandlord shall review and approve or reject the Subtenant Construction Documents within one week of submission to Sublandlord.

                         16.3.2 Neither review nor approval by Sublandlord of
any of the Subtenant Construction Documents shall constitute a representation or warranty by Sublandlord that such Subtenant Construction Documents either (i) are complete or suitable for their intended purpose or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Subtenant that Sublandlord assumes no responsibility or liability whatsoever to Subtenant or to any other person or entity for such completeness, suitability or compliance.

                    16.4 Construction of Subtenant Finish Work. Immediately following the approval of Subtenant Construction Documents Subtenant shall cause the Demised Premises to be improved and completed, in a good and workmanlike manner and in accordance with Subtenant Construction Documents and in accordance with all applicable laws.

                    16.5 Except as expressly set forth in this Agreement, Subtenant acknowledges and agrees that Sublandlord has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to: (a) the nature, quality or condition of the Demised Premises, (b) the suitability of the Demised Premises for any and all activities and uses which Subtenant may conduct thereon, (d) the compliance of or by the Demised Premises or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (e) the manner or quality of the construction or materials, if any, incorporated into the Demised Premises, (f) the manner, quality, state of repair or lack of repair of the Demised Premises, or (h) compliance with any Environmental Laws or any pollution or land use laws, rules, regulations, orders or requirements, including the existence in or on the Demised Premises of Hazardous Materials,
(i) any other matter with respect to the Demised Premises. Additionally, unless expressly set forth herein, no person acting on behalf of Sublandlord is authorized to make, and by execution hereof of Subtenant acknowledges that no person has made, any representation, agreement, statement, warranty, guaranty or promise regarding the Demised Premises or the transaction contemplated herein; and no such representation, warranty, agreement, guaranty, statement or promise if any, made by any person acting on behalf of Sublandlord will be valid or binding upon Sublandlord. Subtenant further acknowledges and agrees that having been given the opportunity to inspect the Demised Premises, Subtenant is relying solely on its own investigation of the Demised Premises and not on any information provided or to be provided by Sublandlord except as expressly set forth in this Agreement, and agrees to accept the Demised Premises at the Commencement Date and waive all objections or claims against Sublandlord (including, but not limited to, any right or claim of contribution) arising from or related to the Demised Premises or to any Hazardous Materials on the Demised Premises. Sublandlord shall not be liable or bound in any manner by any oral or written statement, representation or information pertaining to the Demised Premises furnished by any real estate broker, contractor, agent, employee, servant or other.

                    16.6 Notwithstanding anything in this Section 16 to the contrary, Prime Landlord will need to review and approve the plans for Subtenant's Finish Work prior to the commencement of any construction, all in accordance with the provisions of the Prime Lease. Any unreasonable delay occasioned by Prime Landlord's review and approval process shall extend the Commencement Date set forth in Section 2.1. Sublandlord shall solicit the required consents from the Prime Landlord with the cooperation of Subtenant as required.

                    16.7 Mailroom Monorail System. Subtenant acknowledges that Sublandlord has previously installed a mailroom monorail between several floors located in the core area of the Building. Sublandlord reserves the right at any time to enter the Demised Premises to access the mailroom monorail area for repair or maintenance to the mailroom monorail system or the shaft and Subtenant shall not restrict or obstruct in any way Sublandlord's access to the area marked by cross hatching on the attached Exhibit _________.

                    16.8 Waiver of Mechanic's Lien. Prior to commencing any construction, Subtenant shall obtain from the Subtenant Finish Contractor a Waiver of Mechanic's Lien in recordable form.

                17. Tenant Improvement Allowance. Sublandlord shall make available to Subtenant an improvement allowance of Nine Hundred Ninety Eight Thousand Six Hundred Fifty Two Dollars ($998,652.00). Subtenant may use this improvement allowance to offset construction costs for the Tenant Finish Work. In the event that the total Tenant Improvement Allowance is not utilized at the end of construction, then Subtenant shall have the right to either credit any unutilized allowance against the Base Rent next due, or to apply any unused allowance to supplement any other allowance category. Said Tenant Improvement Allowance shall be paid to Subtenant or Subtenant's contractors within thirty
(30) days after Sublandlord is provided with evidence of paid invoices representing the work in the case of payment made to Subtenant or partial of final lien waivers in the case of payments made directly to contractors.

                18. Consent of Prime Landlord to this Sublease. Subtenant hereby acknowledges and agrees that this Sublease is subject to and conditioned upon Sublandlord obtaining the written consent (the "Consent") of Prime Landlord as provided in the Lease. Promptly following the execution and delivery hereof, Sublandlord shall submit this Sublease to Prime Landlord. Subtenant hereby agrees that it shall cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Prime Landlord in the procurement of the Consent. In no event shall Sublandlord or Subtenant be obligated to make any payment to Prime Landlord in order to obtain the Consent or the consent to any provision hereof, other than as expressly set forth in the Lease. In the event that Prime Landlord shall not have executed and delivered the Consent within thirty (30) days after the date of this Sublease, or in the event that Prime Landlord objects to this Sublease then either party shall have the right to cancel this Sublease by written notice given to the other at any time thereafter prior to the execution and delivery of the Consent, and with the giving of such notice this Sublease shall be deemed canceled and of no further force or effect and neither party shall have any liability or obligation to the other in respect thereof, except for any obligations or liabilities which have accrued prior to such cancellation. In the event that this Sublease is canceled by reason of Prime Landlord's objection or failure to consent, Subtenant hereby agrees to vacate the Demised Premises upon 24 hours written notice to do so.

                19. Assignment, Subletting and Mortgaging.

                19.1 Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Demised Premises, nor sublet all or any portion of the Demised Premises or permit any other person or entity to use or occupy all or any portion of the Demised Premises, without the prior written consent of Sublandlord and Prime Landlord. Upon the request of Subtenant, Sublandlord, at Subtenant's sole cost and expense, shall request the consent of the Prime Landlord and cooperate with Subtenant in obtaining any consent.

                19.2 Notwithstanding the above, Subtenant shall have the right to assign this sublease in its entirety or to sublease all or any portion of the Demised Premises without the consent of Sublandlord to: (i) a successor to all of Subtenant's businesses if such succession takes place by merger or consolidation, reorganization, active legislation or other, or (ii) any affiliate or subsidiary of Subtenant ("Permitted Transferee").

                19.3 If Subtenant desires at any time to assign this Sublease, or sublet all or any portion of the Demised Premises, (except with respect to transfers permitted pursuant to Section 19.2 above) Subtenant shall comply with the following terms and conditions:

                     19.3.1 Subtenant shall first notify Sublandlord at least sixty (60) days prior to the proposed effective date of the assignment or sublease, in writing, of its desire to do so and shall submit in writing to
Landlord: (1) the name of the proposed subtenant or assignee, (2) the nature of the proposed subtenant's or assignee's business to be carried on in the Demised Premises, (3) the terms and conditions of the proposed sublease or assignment, and (4) financial statements for the two most recent completed fiscal years of the proposed Subtenant or assignee, and a bank reference. Thereafter, Subtenant shall furnish such supplemental information as Sublandlord may reasonably request concerning the proposed Subtenant or assignee. At any time within fifteen (15) days after Sublandlord's receipt of the information specified above, Sublandlord may by written notice to Subtenant elect to (1) consent to the sublease or assignment, or (2) disapprove of the sublease or assignment, said consent not to be unreasonably withheld or delayed. If Sublandlord consents to the sublease or assignment within the fifteen (15) day period, Subtenant may thereafter enter into such assignment or sublease of the Demised Premises, or a portion thereof, upon the terms and conditions and as of the effective date set forth in the information furnished by Subtenant to Sublandlord, provided that nothing herein shall detract from Subtenant's requirement to obtain Prime Landlord's consent to any sublease or assignment.

                     19.3.2 Notwithstanding Sublandlord having granted its consent to any assignment or subleasing, prior to the effective date of any assignment or commencement date of any sublease, Sublandlord shall be furnished with a copy of the fully executed sublease or assignment of the sublease agreement.

                     19.3.3 No sublease of the Demised Premises or portion thereof, or assignment of this sublease, shall be for a period of less than one
(1) year nor shall any sublease extend beyond the expiration date of the term of this sublease.

                     19.3.4 Notwithstanding any other provision of this Sublease, Subtenant may not enter into any sublease, license, concession or other agreement for use, occupancy or utilization of space in the Demised Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, occupied or utilized, or which would require the payment of any consideration which would not fall within the definition of "rents from real property" as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended.

                19.4 Subtenant shall pay to Sublandlord as additional rent, within five (5) business days following the due dates of such sums (after subtracting therefrom the expenses of subletting including advertising, brokerage commission, legal fees and alteration expenses) Fifty percent (50%) of the amount by which (a) the rent payable by such assignee, sublessee or sublessees to Subtenant, throughout the term exceeds the rent otherwise payable by Subtenant to Sublandlord under this sublease; plus (b) fifty percent (50%) of all other consideration payable for the assignment or sublease of this Sublease for the area assigned or sublet, computed on the basis of an average rent per rentable square foot of area assigned or sublet. The foregoing is a freely negotiated arrangement between Sublandlord and Subtenant, respecting the allocation of appreciated rentals. This covenant shall survive the expiration of the term of this sublease.

                19.5 Any notice by Subtenant to Sublandlord pursuant to this
Section 19 of a proposed assignment or subletting, shall be accompanied by payment of Five Hundred Dollars ($500.00) as a non-refundable fee for Sublandlord's time and the processing of Subtenant's request for Sublandlord's consent. In addition to said fee, Subtenant shall reimburse Sublandlord for reasonable attorneys' fees incurred by Sublandlord in connection with such review and the preparation of documents in connection therewith.

                19.6 Each permitted assignee, transferee or sublessee other than Sublandlord shall assume and be deemed to have assumed this sublease and shall remain liable jointly and severally with Subtenant for the payment of the rent and for the due performance or satisfaction of all of the provisions, covenants, conditions and agreements herein contained on Subtenant's part to be performed or satisfied. No permitted assignment or sublease shall be binding on Sublandlord unless such assignee, sublessee or Subtenant shall deliver to Sublandlord a counterpart of such assignment or sublease which contains a covenant of assumption by the assignee or sublessee, but the failure or refusal of the assignee or sublessee to execute such instrument of assumption shall not release or discharge the assignee or sublessee from its liability set forth above.

                19.7 If this Sublease be assigned, or if the Demised Premises of any part thereof be sublet (whether or not Sublandlord, and Prime Landlord shall have consented thereto), Sublandlord, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the amount collected to the Rental herein reserved, but no such assignment or subletting shall be deemed the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Sublandlord and Prime Landlord to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by this Sublease or the Prime Lease or Prime Sublease, of Sublandlord and Prime Landlord and Landlord to any further assignment, sale, pledge, transfer, mortgage or subletting.

                19.8 If Subtenant is a partnership, the admission of new Partners (hereinafter defined), the retirement, death, withdrawal, incompetency or bankruptcy of any Partner, or the reallocation of partnership interests among the Partners shall not constitute an assignment of this Sublease requiring the prior consent of Sublandlord. The reorganization of Subtenant into a professional corporation if Subtenant is a partnership, or the reorganization of Subtenant from a professional corporation into a partnership, shall not constitute an assignment of this Sublease requiring the prior consent of Sublandlord, provided that (i) immediately following such reorganization the Partners of Subtenant shall be not less than ninety percent (90%) of those Partners existing immediately prior to such reorganization and (ii) any Partner of Subtenant immediately prior to-such reorganization who is not a Partner of Subtenant immediately after such reorganization shall be released from liability under this Sublease only to the extent permitted by and in accordance with the provisions of Section 19.2 hereof. Any such reorganization either at one time or over a twelve (12) month period shall be considered the same reorganization. If Subtenant shall become a professional corporation, each individual shareholder in Subtenant and each attorney-employee of a professional corporation which is a shareholder in Subtenant shall have the same personal liability as such individual or attorney-employee would have under this Sublease if Subtenant were a partnership and such individual or attorney-employee were a Partner of Subtenant. Upon the request of Sublandlord, each such individual or attorney-employee shall execute an agreement confirming such personal liability. A "Partner" shall be any partner of Subtenant or any attorney-employee of a professional corporation which is a partner of Subtenant and any shareholder of Subtenant if Subtenant shall become a professional corporation.

                19.9 Except as set forth above, either a transfer (including the issuance of treasury stock or the creation and issuance of new stock) of a controlling interest in the shares of Subtenant (if Subtenant is a corporation, other than a professional corporation, or trust) or a transfer of a majority of the total interest in Subtenant (if Subtenant is a partnership) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Sublease and shall be subject to all of the provisions of this Agreement, including, without limitation, the requirements that Subtenant obtain Sublandlord's prior consent thereto. The transfer of shares of Subtenant (if Subtenant is a corporation or trust) for purposes of this Section shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

            20. Insurance. Subtenant shall obtain and keep in full force and effect during the term of the Sublease, at its own cost and expense, comprehensive public liability and property damage insurance with a broad form contractual liability endorsement with a minimum limit of liability of $3,000,000 for injury or death and damages to any one person, of $3,000,000 for injury or death arising out of one occurrence, and $3,000,000 for damage to property, naming Sublandlord and Subtenant as insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to, or connected with the Subleased Demised Premises or any part thereof. Said insurance is to be written in form reasonably satisfactory to Sublandlord by good and solvent insurance companies of recognized standing, admitted to do business in the State of Pennsylvania which shall be reasonably satisfactory to Sublandlord. Subtenant shall pay all premiums and charges therefor and upon failure to do so Sublandlord may, but shall not be obligated to, make such payments, in which event Subtenant agrees to pay the amount thereof to Sublandlord on demand. Such policies shall contain a provision that no act or omission of Subtenant will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and shall be noncancellable except upon thirty (30) days advance written notice to Sublandlord. In the event Subtenant shall fail to obtain such insurance, Sublandlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Subtenant to Sublandlord upon demand.

            21. Partnerships If Subtenant is a partnership (or is comprised of two (2) or more persons, individually or as co-partners of a partnership or joint venture) or if Subtenant's interest in this Sublease shall be assigned to a partnership (or two (2) or more persons individually or as co-partners of a partnership or joint venture) or to a professional corporation pursuant to
Section 19 hereof (any such partnership, professional corporation and such persons are referred to in this Article as "Partnership Subtenant"), then (i) the liability of each of the parties comprising Partnership Subtenant shall be joint and several, (ii) each of the parties comprising Partnership Subtenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by Subtenant, changing, modifying or discharging this

Sublease, in whole or in part, or surrendering all or any part of the Demised Premises to Sublandlord, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Subtenant or by any of the parties comprising Partnership Subtenant, (iii) any bills, statements, notices, demands, requests or other communications given or rendered to or by a Partner of Partnership Subtenant shall be binding upon Partnership Subtenant,
(iv) if any individual Partner of Partnership Subtenant is or becomes an attorney-employee of a professional corporation, such individual shall have the same personal liability under this Sublease as such individual would have if he and not the professional corporation were a Partner of Partnership Subtenant, and such individual, upon the request of Sublandlord, shall execute an agreement confirming such personal liability, (v) if Partnership Subtenant shall admit new Partners, all of such new Partners shall, by their admission to Partnership Subtenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Sublease on Partnership Subtenant's part to be observed and performed, and (vi) Partnership Subtenant shall give prompt notice to Sublandlord of the admission of any new Partners and the death, retirement, withdrawal, incompetency or bankruptcy of any Partner, and, upon demand of Sublandlord, shall cause each such new Partner to execute and deliver to Sublandlord an agreement in form satisfactory to Sublandlord, wherein each such new Partner shall assume joint and several liability for the performance of all the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed (but neither Sublandlord's failure to request any such agreement nor the failure of any such new Partner to execute or deliver any such agreement to Sublandlord shall vitiate the provisions of this Section 21).

            22. Default

                22.1 In additional to the remedies set forth in the Prime Lease, in the event of a default by Subtenant under the terms or conditions of this Sublease, Subtenant hereby agrees to the Confession of Judgment provisions set forth below:

THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OR AUTHORITY FOR AN ATTORNEY (OR A CLERK OF COURT OR A PROTHONOTARY) TO CONFESS JUDGMENT AGAINST TENANT. SINCE THIS PARAGRAPH REQUIRES TENANT TO WAIVE IMPORTANT DUE-PROCESS RIGHTS AND OTHER CONSTITUTIONAL RIGHTS, SUBTENANT AND SUBLANDLORD AGREE THAT IT IS APPROPRIATE FOR SUBTENANT TO PROVIDE A SPECIAL ACKNOWLEDGMENT THAT SUBTENANT WAIVES THOSE RIGHTS KNOWINGLY AND VOLUNTARILY. IN MAKING THIS SPECIAL ACKNOWLEDGMENT, SUBTENANT EXPRESSLY, KNOWINGLY AND VOLUNTARILY MAKES THE FOLLOWING REPRESENTATIONS, ACKNOWLEDGMENTS, AND ASSURANCES (IN WHICH "YOU" SHALL MEAN SUBTENANT OR, IF APPROPRIATE SUBTENANT'S HEIRS, SUCCESSORS AND/OR ASSIGNS):

     (I) YOU HAVE DISCUSSED WITH YOUR OWN LEGAL COUNSEL THE CONSEQUENCES OF GRANTING THE WARRANTS OR POWERS OF ATTORNEY IN THE SUBLEASE (OR YOU HAVE WILLFULLY AND KNOWINGLY ELECTED NOT TO HAVE SUCH A DISCUSSION WITH AN ATTORNEY WHO REPRESENTS YOU).

     (II) YOU UNDERSTAND THE CONSEQUENCES OF GRANTING SUCH WARRANTS OR POWERS OF ATTORNEY, INCLUDING BUT NOT LIMITED TO THE FACT THAT YOU ARE THEREBY WAIVING IMPORTANT RIGHTS THAT YOU WOULD OTHERWISE HAVE UNDER THE CONSTITUTIONS OF THE UNITED STATES OF AMERICA AND OF THE COMMONWEALTH OF PENNSYLVANIA.

     (III) YOU UNDERSTAND THAT AMONG THE RIGHTS YOU WILL WAIVE BY GRANTING SUCH WARRANTS OR POWERS OF ATTORNEY ARE: (A) THE RIGHT TO RECEIVE PRIOR NOTICE OF PROCEEDINGS TO ENFORCE SUCH A JUDGMENT BY HAVING A SHERIFF OR MARSHAL EVICT YOU FROM THE LEASEHOLD SPACE, AND (B) THE RIGHT TO HAVE A HEARING CONDUCTED BEFORE YOU ARE DEPRIVED OR YOUR PROPERTY AS A RESULT OF SUCH ENFORCEMENT PROCEEDINGS.

     (IV) NO ONE HAS EXERCISED ANY FORCE OR MADE ANY THREATS OR TAKEN ANY ACTS THAT HAVE DEPRIVED YOU OF YOUR FREE WILL IN DECIDING WHETHER TO GRANT SUCH A WARRANT OF ATTORNEY.

     (V) YOU UNDERSTAND THAT SUBLANDLORD AND ITS ATTORNEYS AND AGENTS ARE RELYING UPON YOUR ASSURANCE THAT THESE ACKNOWLEDGMENTS AND REPRESENTATIONS ARE TRUE.

                             CONFESSION OF JUDGMENT
                             ----------------------

     1. Warrant and Power of Attorney to Confess Judgment in Ejectment. When this Sublease and the Term thereof or Subtenant's right to possession of the Demised Premises shall have been terminated on account of any Event of Default by Subtenant hereunder, and also when the Term hereby created shall have expired, it shall be lawful for any attorney to appear as attorney for Subtenant, as well as for all persons claiming by, through or under Subtenant, and to sign an agreement for entering in any competent court an amicable action in ejectment against Subtenant and all persons claiming by, through or under Subtenant and therein confess judgment for the recovery by Sublandlord of possession of the Demised Premises. This Sublease shall be his sufficient warrant, whereupon, if Sublandlord so desires, a writ of possession may issue forthwith, without any prior writ or proceedings whatsoever. If for any reason after such action shall have been commenced the same shall be determined and the possession of the Demised Premises hereby demised remain in or be restored to Subtenant, Sublandlord shall have the right for the same default and upon any subsequent defaults, or upon the termination of this Sublease, to bring one or more further amicable action or actions as hereinbefore set forth to recover the possession of said Demised Premises and confess judgment for the recovery of possession of the Demised Premises as hereinbefore provided.

     2. Release. Subtenant hereby unconditionally and forever releases and waives (i) all rights that Subtenant would otherwise have to object to, interfere with, attack, seek to strike or open, or seek to stay the aforesaid entry of judgment or judgments and/or the aforesaid issuance and consummation of execution or executions thereon, (ii) any and all errors heretofore or hereafter committed by Sublandlord in connection with this Sublease and/or in connection with Sublandlord's enforcement of its rights under this paragraph, (iii) inquisition and condemnation of any property seized or levied upon by virtue of such execution, and (iv) any exemptions to which Subtenant would otherwise be entitled under any statute, law, ordinance, regulation or rule of law.

     4. Affidavit of Default. In any amicable action brought hereon, or other action brought pursuant to the foregoing warrants and powers of attorney (to confess judgment herein), Sublandlord shall cause to be filed in such action an affidavit made by it or someone acting for it, setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be prima facie evidence, and if a true copy of this Sublease (and of the truth of the copy such affidavit shall be sufficient evidence) shall be filed in such suit, action or actions, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

     23. Holding Over. In the event Subtenant holds over after the expiration of the term of this Lease, then, in addition to any other rights or remedies Sublandlord may have as provided in the Prime Lease, Subtenant shall indemnify, protect, defend and hold harmless Sublandlord, from and against any and all claims, suits, demands, liability, damages and expenses, including direct and consequential damages sustained by Sublandlord, together with reasonable attorneys' fees and costs, if any, arising from or in connection with Subtenant's failure to vacate the Demised Premises at the termination or sooner expiration of the term of this Sublease.

     24. Non-Disturbance Agreement. Upon Subtenant's request, Sublandlord will use reasonable efforts to assist Subtenant in obtaining a Non-Disturbance Agreement from the current lender on the property provided that: (i) the failure of Subtenant to obtain such a Non-Disturbance Agreement shall not give Subtenant the right to terminate this Sublease and provided further that Sublandlord shall not be required to make any payments to the Prime Landlord or the current lender to obtain such Non-Disturbance Agreement nor shall Sublandlord be required to make any concessions with respect to the Prime Lease.

     25. Miscellaneous.

         25.1 This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

         25.2 In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

         25.3 The paragraph headings appearing herein are for purpose of convenience only and are not deemed to be a part of this Sublease.

         25.4 Capitalized terms used herein shall have the same meanings as are ascribed to them in the Prime Sublease, unless otherwise expressly defined herein.

         25.5 This Sublease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

         25.6 This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord unless and until Sublandlord shall have executed and delivered a fully executed copy of this Sublease to Subtenant.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

Witness:                                Raytheon Engineers & Constructors, Inc.

                                        By:
------------------------------              -----------------------------------
                                        Name:
                                            -----------------------------------
                                        Title:
                                            -----------------------------------

Witness:                                Premier Research Worldwide, Ltd.


                                        By: /s/ Fred M. Powell
------------------------------              -----------------------------------
                                        Name: Fred M. Powell
                                            -----------------------------------
                                        Title: Chief Financial Officer
                                            -----------------------------------


                          ACKNOWLEDGMENT OF SUBTENANT
                          ---------------------------

     Subtenant hereby acknowledges again its consent to the following provisions of Section 22 of the Sublease as follows:

1. Warrant and Power of Attorney to Confess Judgment in Ejectment. When this Sublease and the Term thereof or Subtenant's right to possession of the Demised Premises shall have been terminated on account of any Event of Default by Subtenant hereunder, and also when the Term hereby created shall have expired, it shall be lawful for any attorney to appear as attorney for Subtenant, as well as for all persons claiming by, through or under Subtenant, and to sign an agreement for entering in any competent court an amicable action in ejectment against Subtenant and all persons claiming by, through or under Subtenant and therein confess judgment for the recovery by Sublandlord of possession of the Demised Premises. This Sublease shall be his sufficient warrant, whereupon, if Sublandlord so desires, a writ of possession may issue forthwith, without any prior writ or proceedings whatsoever. If for any reason after such action shall have been commenced the same shall be determined and the possession of the Demised Premises hereby demised remain in or be restored to Subtenant, Sublandlord shall have the right for the same default and upon any subsequent defaults, or upon the termination of this Sublease, to bring one or more further amicable action or actions as hereinbefore set forth to recover the possession of said Demised Premises and confess judgment for the recovery of possession of the Demised Premises as hereinbefore provided.

     3. Release. Subtenant hereby unconditionally and forever releases and waives (i) all rights that Subtenant would otherwise have to object to, interfere with, attack, seek to strike or open, or seek to stay the aforesaid entry of judgment or judgments and/or the aforesaid issuance and consummation of execution or executions thereon, (ii) any and all errors heretofore or hereafter committed by Landlord in connection with this Sublease and/or in connection with Sublandlord's enforcement of its rights under this paragraph and (iii) any exemptions to which Subtenant would otherwise be entitled under any statute, law, ordinance, regulation or rule of law.

     4. Affidavit of Default. In any amicable action brought hereon, or other action brought pursuant to the foregoing warrants and powers of attorney (to confess judgment herein), Sublandlord shall cause to be filed in such action an affidavit made by it or someone acting for it, setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be prima facie evidence, and if a true copy of this Sublease (and of the truth of the copy such affidavit shall be sufficient evidence) shall be filed in such suit, action or actions, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

Witness:                                       Premier Research Worldwide, Ltd.


                                               By: /s/ Fred M. Powell
-----------------------------                     -----------------------------
                                               Name: Fred M. Powell
                                                  -----------------------------
                                               Title: Chief Financial Officer
                                                  -----------------------------

                              CONSENT TO SUBLEASE

                         Shuwa Investments Corporation
                      515 South Flower Street, Suite 1270
                       Los Angeles, California 90071-2205
               Telephone (213) 489-2757 / Telefax (213) 489-2762

June ____, 1998

Raytheon Engineers & Constructors, Inc.
30 South 17th Street
Philadelphia, Pennsylvania 19103

    Re:  Building:               30 South 17th Street
         Sublet Premises:        Entire 8th and 9th Floors
         Date of Prime Lease:    June 13, 1973 as amended
         Date of Sublease:       June ____, 1998
         Landlord:               Shuwa Trust of Philadelphia, a Pennsylvania
                                 Business Trust
         Prime Lessee:           Raytheon Engineers & Constructors, Inc.
         Sublessee:              Premier Research Worldwide, Ltd.

Gentlemen:

     Pursuant to the terms of your Lease Agreement ("Prime Lease") covering the above captioned Sublet Premises, as said Prime Lease may have been amended to the date hereof, you have requested our consent to a sublease (dated as described in the above caption) to the above captioned Sublessee, a copy of which sublease is annexed hereto and made a part hereof and is hereinafter referred to as the "Sublease".

     We hereby grant our consent to the Sublease upon the following express terms and conditions:

     1. The Sublease is subject and subordinate to the Prime Lease and to all of its terms, covenants, conditions, provisions and agreements.

     2. Neither the Sublease nor this consent thereto shall:

        (a) release or discharge you from any liability, whether past, present or future, under the Prime Lease;

        (b) operate as a consent or approval by us to or of any of the terms, covenants, conditions, provisions or agreement of the Sublease and we shall not be bound thereby;

        (c) be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Prime Lease, or to waive any breach thereof, or any of our rights as Landlord thereunder, or to enlarge or increase our obligations as Landlord thereunder; or

        (d) be construed as a consent by us to any further subletting either by you or by the Sublessee or to any assignment by you of the Prime Lease or assignment by the Sublessee of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both you and the Sublessee agree that the Sublessee has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party.

     3. In the event of your default under the provisions of the Prime Lease, the rent due from the Sublessee under the Sublease shall be deemed assigned to us and we shall have the right, under such default, at any time at any option, to give notice of such assignment to the Sublessee. We shall credit you with any rent received by us under such assignment but the acceptance of any payment on account of rent from the Sublessee as the result of any such default shall in no manner whatsoever be deemed an attornment by the Sublessee to us in the absence of a specific written agreement signed by us to such an effect, or serve to release you from any liability under the terms, covenants, conditions, provisions or agreements under the Prime Lease.

     Notwithstanding the foregoing, any payment other than rent from the Sublessee directly to us, regardless of the circumstances or reasons therefore, shall in no manner whatsoever be deemed an attornment by the Sublessee to us in the absence of a specific written agreement signed by us to such an effect.

     4. Prime Lessee and Sublessee agree and acknowledge that Landlord's consent herein shall not create or be deemed to be the basis of creating any covenant, representation or warranty, express or implied (including, without limitation, any covenant of quiet enjoyment), on the part of Landlord with respect to the terms of the Sublease, Sublessee's, use and enjoyment of the Sublet Premises, or any other matter arising out of or in connection with the Sublease.

     5. The term of the Sublease shall expire and come to an end on its natural expiration date or any premature termination date thereof or concurrently with the natural expiration date or any premature termination of the Prime Lease for any reason whatsoever (including, without limitation, any termination by mutual consent or other right, now or hereafter agreed to by Landlord or Prime Lessee, or by operation of law or at Landlord's option in the event of a material default by Prime Lessee).

     6. This consent is not assignable, nor shall this consent be a consent to any amendment, or modification of the Sublease, without Landlord's prior written consent.

     7. You and the Sublessee covenant and agree that, under no circumstances shall we be liable for any brokerage commission or other charge or expense in connection with the Sublease and you and the Sublessee agree to indemnify us against same and against any cost or expense (including, but not limited to, attorneys' fees) incurred by us in resisting any claim for any such brokerage commission.

     8. You and Sublessee understand and acknowledge that Landlord's consent hereto is not a consent to any improvement or alteration work being performed in the Sublet Premises, that Landlord's consent must be separately sought if and to the extent provided in the Prime Lease and will not necessarily be given, and that if such consent is given the same will be subject to you and Sublessee signing Landlord's standard form of Agreement with respect to work being performed by persons other than Landlord.

     9. Landlord's consent herein shall not constitute any agreement, representation, warranty or verification that the Sublease is in compliance with the Prime Lease.

     10. Landlord hereby confirms that the letter from Landlord's building manager attached hereto as Exhibit 1, accurately states the policy that tenants of the Building have 24 hour access to their premises, provided that such access may be subject to interruptions caused by the performance of repairs and alterations or force majeure events.

     The execution of a copy of this consent by you (as Prime Lessee) and by the Sublessee shall indicate your joint and several confirmation of the foregoing conditions and of your agreement to be bound thereby and shall constitute Sublessee's acknowledgment that it has received a copy of the Prime Lease (with principal economic terms omitted) from you.

Very truly yours,




LANDLORD:

SHUWA TRUST OF PHILADELPHIA,
a Pennsylvania Business Trust

By:  /s/ Takaji Kobayashi
     -------------------------------
     Takaji Kobayashi
Its: Trustee

CONFIRMED AND AGREED:

PRIME LESSEE:

RAYTHEON ENGINEERS & CONTRACTORS, INC.
a Delaware Corporation

By:
   ---------------------------------

Name:
     -------------------------------
    [Print Name]

Its:
    --------------------------------

CONFIRMED AND AGREED:

SUBLESSEE:

PREMIER RESEARCH WORLDWIDE, LTD.
a Delaware Corporation

By: /s/ Fred M. Powell
   ---------------------------------

Name: Fred M. Powell
     -------------------------------
     [Print Name]

Its: Chief Financial Officer
    --------------------------------